As filed with the Securities and Exchange Commission on January 2, 2024
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company
(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way
Waverly, Iowa 50677
(319) 352-4090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Britney Schnathorst, Esq.
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677
(319) 352-4090
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:
Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MEMBERS® Zone Annuity

Issued by:
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677

Telephone number: 800-798-5500
Offered Through: CUNA Brokerage Services, Inc.

This Prospectus describes the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract issued by MEMBERS Life Insurance Company. The Contract is designed for individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. The Contract offers you the ability to allocate your monies among two interest crediting options, accumulate interest earnings under the Contract and receive income payments. The Contract is not an investment in the stock market or in any securities index. Index-linked annuity contracts are complex insurance and investment vehicles. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. We no longer issue new Contracts.

You may purchase the Contract with a single Purchase Payment that is at least $5,000. You may allocate your Purchase Payment among two Risk Control Accounts – the Secure Account and the Growth Account. For each Risk Control Account, we credit interest based in part on the performance of the S&P 500 Price Index (the “Index”) over a one-year period. It is possible that you will not earn any interest or that we may credit negative interest to the Risk Control Accounts.

●	The Secure Account and the Growth Account have Index Interest Rate Floors of 0% and -10%, respectively. These floors place a limit on the negative performance of the Index and therefore the amount that can be deducted from the Owner’s investment in a Risk Control Account. With the Floor, there is a risk of loss of principal and previously credited interest of up to the applicable Floor.

●	The Secure Account and the Growth Account also have Index Interest Rate Caps. The Index Interest Rate Caps place a limit on the positive performance of an Index, and therefore limit the amount of Index Interest that can be credited to an Owner’s investment in a Risk Control Account. The Index Interest Rate Cap will never be less than 1% for either Risk Control Account. With the Cap, you may receive only a portion of any positive Index performance.

We may offer additional Risk Control Accounts in the future. Not all Risk Control Accounts may be available in all markets where we offer the Contract. Contracts sold in the state of California must be surrendered or annuitized at the end of the Initial Index Period. A surrender will be subject to income tax and may be subject to a 10% federal additional tax if taken before age 59½. You should consult your registered representative before buying the Contract.

This Contract may not be appropriate for investors who plan to take withdrawals or surrender the Contract. The Surrender Charge, Market Value Adjustment, and federal income taxes could significantly reduce the amount you receive from any withdrawals. If you surrender your Contract or take a partial withdrawal during the Initial Index Period, we will apply a Surrender Charge and a Market Value Adjustment (“MVA”) to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in the Prospectus. See “fees and charges” on page 22, “market value adjustment” on page 19 and “access to your money” on page 24. The maximum Surrender Charge is 9% of the amount surrendered or withdrawn that is in excess of the free annual withdrawal amount. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive upon surrender or partial withdrawal.

There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, company risks, and interest rate risks. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability. Also, Surrender Charges and an MVA may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than your Purchase Payment under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% IRS additional tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. It is also possible that you will not earn any interest in the Risk Control Accounts. Additional information about these risks appears under “Risk Factors” on page 8, “access to your money” on page 24, and “federal income tax matters” on page 30.

Please note that you could lose significantly more than 10% of your investment in the Contract. For example, if you invested $10,000 in the Contract and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $7,290. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 8% of your investment or $525 which would leave you with $6,765. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59½ or younger at the time of surrender, a ten percent tax penalty of $677 would apply and would reduce the amount you would have from the Contract to $6,088. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index. The example also does not take into account your ability to transfer some or all of your investment to the Secure Account after the first and second year.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

This Prospectus provides important information you should know before investing. Please keep the Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense. An investment in this Contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. The Contracts are subject to investment risks and possible loss of principal and previously credited interest and prior earnings.

The date of this Prospectus is May 1, 2024

i

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

ii

glossary

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Period – The Accumulation Period is the period of time that: (a) begins on the Contract Issue Date as stated on your contract data page; and (b) continues until the Payout Date, unless the Contract is terminated.

Adjusted Index Value – The Initial Index Value adjusted for the Index Interest Rate Cap or Index Interest Rate Floor for the current Contract Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Annuitant (joint annuitant) – The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

Automatic Rebalance Program – A program to automatically transfer values between the Risk Control Accounts to achieve the balance of Contract Value equal to the allocation percentages you requested. The Automatic Rebalance Program is only in effect during the Initial Index Period.

Bailout Provision – If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your contract data page attached to the front of the cover page of the Contract, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account without a Surrender Charge and without any MVA during the Initial Index Period.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day – Any day both the Company and the New York Stock Exchange are open for business. The Company will be closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. We are closed on the day itself if those days fall Monday through Friday, the day immediately preceding if those days fall on a Saturday, and the day immediately following if those days fall on a Sunday.

Closing Index Value – The closing value of the Index on a date on which we calculated Index Interest. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contingent Owner – A contingent owner assumes control of the Contract and becomes the new Owner if the original Owner(s) dies before the Annuitant.

Contract – The MEMBERS Zone Annuity, an individual or joint owned, single premium deferred annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force.

Contract Issue Date – The date from which Contract Years and Contract Anniversaries are determined. The Contract Issue Date is shown on your contract data page. Contracts are only issued on the 10th and 25th of each month, unless those days fall on a non-Business Day. In that case, we would issue the Contract on the next Business Day. See Business Day definition for more details.

Contract Value – The current value of your annuity as provided under this Contract during the Accumulation Period. Contract Value will be impacted by the Credited Index Interest, which may be positive or negative.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Credited Index Interest – The amount of Index Interest credited on each Contract Anniversary and at time of partial withdrawal, surrender, death and annuitization. Credited Index Interest may be positive or negative and will impact Contract Value.

Credited Index Interest Rate – The rate used to determine the index interest to be applied to Contract Value.

Death Benefit – The Contract Value adjusted for Credited Index Interest as of the date death benefits are payable. We do not apply the Surrender Charge or MVA in determining the death benefit payable.

Due Proof of Death – Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record; b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.

General Account – All of the Company’s assets other than the assets in the Separate Account.

Good Order – All necessary documents and forms that are complete and in our possession. To be in “Good Order,” an instruction must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and any payment amount must meet our minimum requirements to complete the request. We reserve the right to change, from time to time, our requirements for what constitutes Good Order and which documents, forms and payment amounts are required in order for us to complete your request. We will provide you a written notice of any change in our requirements for what constitutes “Good Order” at least 10 days in advance of such change.

Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

Income Payment Option – An option to receive income payments during the Payout Period.

Index – The S&P 500 Composite Stock Price or any substituted suitable alternative index. See “addition or Substitution of an Index” for the criteria we would use to identify a suitable alternative index.

Index Interest – Interest we calculate that is based in part on the performance of an Index.

Index Interest Rate Cap – The maximum index interest rate that we may use to determine Credited Index Interest. We may change this rate at the beginning of a Contract Year.

Index Interest Rate Floor – The minimum index interest rate that we may use to determine the Credited Index Interest. This rate will equal the initial Index Interest Rate Floor shown on your contract data page and will not change during the life of your Contract. The Index Interest Rate Floors for the Secure Account and Growth Account are 0% and -10% respectively.

Initial Index Value – The index value as of the beginning of the current Contract Year.

Initial Index Period – The period beginning on the Contract Issue Date and ending on the Initial Index Period Expiration Date. This period coincides with the surrender charge periods described in the section titled “Fees and Charges”.

Initial Index Period Expiration Date – The last day of the Initial Index Period which coincides with the expiration of the surrender charge period.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Market Value Adjustment (“MVA”) – An adjustment that we will make to the amount you receive if you surrender the Contract or take a partial withdrawal during the Initial Index Period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Contract Issue Date to the date you surrender the Contract or take a partial withdrawal. The MVA may be either positive or negative. This means that the MVA may increase or decrease the amount payable to you upon surrender or partial withdrawal.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner – The person(s) (or entity) who owns the Contract and whose death determines the Death Benefit. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in this Contract during the Accumulation Period. The Owner may exercise all rights and options stated in this Contract, subject to the rights of any irrevocable Beneficiary. The Owner is also referred to as “you” or “your.”

Payee – The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner, unless otherwise designated. A minor cannot be the Payee.

Payout Date – The date we begin making income payments to the Payee from the Contract.

Payout Period – The phase the Contract is in once income payments begin.

Purchase Payment – The initial payment that we require to issue the Contract. We do not allow any payments under the Contract after the initial Purchase Payment.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special tax treatment under the Internal Revenue Code.

Risk Control Account – An interest crediting option to which you may allocate your contract value.

Risk Control Account Value – The amount of Contract Value allocated to a Risk Control Account.

Separate Account – A separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Contract. Our other General Account assets are also available to meet the guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. The Separate Account is not registered under the Investment Company Act of 1940.

Surrender Charge – The charge we assess when you surrender the Contract or make a partial withdrawal of Contract Value during the Initial Index Period.

Surrender Value – The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value, less any Surrender Charges and adjusted for any MVA.

Written Request – A request in writing and in a form satisfactory to us signed by the Owner and received at our Administrative Office. A Written Request may also include a telephone or fax request for specific transactions, if permitted under our current administrative procedures.

highlights

The following is a “summary” of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Your Contract is an individual or joint owned, single premium deferred annuity contract. There are two periods to your Contract, an Accumulation Period and a Payout Period. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Risk Control Accounts, where interest is credited, if any, each Contract Year based, in part, on the investment performance of the Index (currently the S&P 500 Composite Stock Price Index), subject to an Index Interest Rate Cap and Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. We set the Index Interest Rate Caps at the Contract Issue Date and upon each Contract Anniversary. Interest amounts earned in the Risk Control Accounts may be negative, and there is a risk of loss of principal and previously credited interest of up to the Floor due to negative Index performance. The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date. Index Interest is calculated at each Contract Anniversary. Because Index Interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the Income Payment Options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid.

Please call your registered representative or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Contracts sold in the state of California must be surrendered or annuitized at the end of the Initial Index Period. There are income tax consequences when a Contract is surrendered and additional taxes may apply if a Contract is surrendered prior to an Owner’s age 59½ (see Federal Income Tax Matters in this Prospectus). Income taxes and penalties can be avoided if the Contract is annuitized or exchanged for a new annuity contract at the end of the Initial Index Period.

Purchase Payment

You may purchase the Contract with a single initial Purchase Payment of $5,000 or more. A Purchase Payment of $1,000,000 or more requires our approval. We do not allow any payments under the Contract after the initial Purchase Payment. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceed $1,000,000 also require our approval.

Allocation Options

There are two Risk Control Accounts, the Secure Account and the Growth Account, among which you may allocate all or a portion of your Purchase Payment and Contract Value. Both Risk Control Accounts are available as allocation options during the Initial Index Period. Under your Contract, you choose the duration of the Initial Index Period. We currently offer Initial Index Periods with durations of 5, 6, 7 or 10 years, but may reduce or increase the durations offered from time to time for new contracts that we issue. After the Initial Index Period, only the Secure Account will be available as an allocation option under the Contract. The Growth Account is not available after the Initial Index Period. For Contracts sold in the state of California, neither Risk Control Account is available after the Initial Index Period. After the Initial Index Period, the Owner must select either an Income Payment Option or a lump sum payment of Contract Value.

You may allocate your Purchase Payment to either or both Risk Control Accounts during the Initial Index Period, subject to the following restrictions. You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your adviser and/or you for clarification. We will not issue the Contract without your allocation instructions.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account. (See “access to your money – Bailout Provision” for more details.)

The Index Interest Rate Floor is the minimum index interest rate that we may use to determine Credited Index Interest. The Secure Account has an Index Interest Rate Floor of 0%. Credited Index Interest for any Contract Year can never be below 0%. This means that any negative investment performance of the Index over the one-year period used in determining Credited Index Interest would not reduce your Contract Value at the end of a Contract Year. The Secure Account provides your Contract Value the most protection from negative investment performance of the Index.

The Index Interest Rate Cap is the maximum index interest rate that we may use to determine Credited Index Interest. The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

On the other hand, the Growth Account has an Index Interest Rate Floor of -10%. Credited Index Interest for any Contract Year can never be below -10%. This means that negative investment performance of the Index over the one-year period used in determining Credited Index Interest could result in negative Credited Index Interest being credited that would reduce your Contract Value at the end of the Contract Year. However, any negative Credited Index Interest would not reduce your Contract Value in a Contract Year by more than 10% regardless of whether the negative investment performance of the Index over the one-year period was less than -10%. However, you could lose more than 10% of your investment in the Growth Account due to the application of the Surrender Charges, a negative Market Value Adjustment, federal income taxes, and a 10% additional tax.

In return for accepting some risk of loss to your Contract Value allocated to the Growth Account, the Index Interest Rate Cap declared for the Growth Account would be higher than the Index Interest Rate Cap declared for the Secure Account for the same Initial Index Period which allows the potential for higher positive Credited Index Interest to be applied to your Contract Value allocated to the Growth Account. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

We reserve the right to add or substitute the Index. We will substitute the Index if the Index is discontinued or calculation of the Index is materially changed. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn.

Right to Examine

The Contract provides for an initial “right to examine” period. The Owner may reject the Contract for any reason by forwarding the Contract to us with a Written Request at our Administrative Office within 10 days of receiving it, or such longer period as the state in which your Contract was issued may require.

If you exercise this “Right to Examine”, the Contract will terminate and we will refund your Purchase Payment. Some states may require that we refund the Contract Value, which reflects interest, positive or negative, based on changes in the Index. The state in which your Contract is issued will determine which method we use. If your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Refunds will not be subject to a Surrender Charge or MVA and will be paid within seven Business days following our receipt of the Contract.

Rebalancing / Reallocation

Upon each Contract Anniversary, after Credited Index Interest has been applied, the Automatic Rebalance Program will reallocate your Contract Value between the Risk Control Accounts based on your most recent allocation instructions that we have on file or the allocation applied on the Contract Issue Date if no additional allocation change requests have been made.

You may change your allocation of Contract Value between Risk Control Accounts once each Contract Year during the Initial Index Period. Your request to change your allocation instructions must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective the following Contract Anniversary.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. See “access to your money – Bailout Provision” for more details.

Withdrawal Options

This Contract may not be appropriate for you if you intend to take partial withdrawals. However, the Contract offers the following liquidity features during the Accumulation Period:

●	Free annual withdrawal amount – Each Contract Year, beginning in Contract Year 2, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year free of any Surrender Charge or MVA. One time withdrawals will be permitted in the first Contract year for purposes of meeting requirements set forth by the Internal Revenue Code. The free annual withdrawal amount may be larger for certain Qualified Contracts to satisfy minimum distribution requirements set forth in the Internal Revenue Code.
●	Partial withdrawal option – You may take up to two withdrawals each Contract Year beginning in Contract Year 2 to the beginning of the Payout Period. We do not allow withdrawals in Contract Year 1, with the exception to allow for requirements set forth by the Internal Revenue Code. Amounts withdrawn from your Contract Value in excess of the free annual withdrawal amount in Contract Year 2 through the end of the Initial Index Period will be subject to a Surrender Charge of up to 9% and an MVA.
●	Full surrender option – You may surrender your Contract at any time prior to beginning the Payout Period. Upon full surrender, Credited Index Interest, a Surrender Charge of up to 9%, and an MVA may apply.

Withdrawals and surrenders are subject to income taxes, and if taken before the Owner is age 59½, tax penalties may apply. See “federal income tax matters” for more details. Any withdrawals will also reduce the death benefit.

The Surrender Charge, Market Value Adjustment and federal income taxes could significantly reduce the amount you receive from any payments.

Market Value Adjustment (MVA)

For partial withdrawals and upon full surrender of Contract Value in excess of the free annual withdrawal amount during the Initial Index Period, we will apply an MVA. The MVA can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Contract was issued (see “market value adjustment” section for more details). You may lose a portion of your principal and previously credited interest due to the MVA.

Contract Charges

Surrender Charge

For partial withdrawals and surrenders during the Initial Index Period, we deduct a Surrender Charge equal to a percentage of the Contract Value withdrawn that is in excess of the free annual withdrawal amount (see the “fees and charges” section for more details). We will deduct the Surrender Charge before we apply any MVA. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in “appendix a“ to this Prospectus.

Surrender Charge and Market Value Adjustment Hardship Waivers

We will not deduct a Surrender Charge or apply an MVA to a partial withdrawal or surrender made in the case of the following life events:

●	Confinement to a Nursing Home or Hospital for at least 180 consecutive days; or
●	Diagnosis of a terminal illness where life expectancy is 12 months or less.

There are waiting periods and other restrictions that apply to these waivers, which are discussed in greater detail in the “access to your money” section.

Bailout Provision

We will set a bailout rate for each Risk Control Account. The bailout rate will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following a Contract Anniversary. However, if you are age 59½ or younger at the time of such withdrawal, a 10% tax penalty may apply. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. See “access to your money – Bailout Provision” for more details.

Change of Annuitant Endorsement Charge

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

Income Options

You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date and continue based on the option you elect.

Death Benefit

The Contract provides a Death Benefit during the Accumulation Period. The Death Benefit is equal to the Contract Value adjusted for Credited Index Interest as of the date Death Benefits are payable. We do not apply the Surrender Charge or MVA in determining the Death Benefit payable.

Benefits of Your Contract

Your Contract offers you several benefits.

●	Tax Deferral – Your Contract provides for tax-deferred growth. This may allow your Contract Value to grow faster because you earn interest on Contract Value that otherwise may have been paid in taxes. Your Contract Value may earn interest. The interest would compound within the Contract and the Contract Value you may have otherwise paid in taxes earns interest. Credited Index Interest earned generally is not taxed until it is withdrawn. We will apply any Credited Indexed Interest earned at the time of a partial withdrawal or surrender. You may use the Contract with certain tax qualified retirement plans, including in Roth IRA accounts. If your Contract is used with a Roth IRA or other Roth account in a tax qualified retirement plan, Credited Index Interest may not be taxed even when distributed. Please note, however, that tax qualified retirement plans provide their own tax deferral or other tax benefit; the purchase of this Contract does not provide additional tax benefits beyond those provided in the qualified plan.

●	Free Annual Withdrawals after First Contract Year – You may take a maximum of two free annual withdrawals from your Contract Value each Contract Year after the first Contract Year during the Initial Index Period. In each such Contract Year, you may withdraw up to 10% of Contract Value determined as of the beginning of the Contract Year without the application of a Surrender Charge or MVA on those amounts. Note that taxes and other penalties may apply to free annual withdrawals and withdrawals may be restricted under certain Qualified Contracts.

●	Death Benefit – Your Contract provides a Death Benefit. Death Benefit proceeds become payable to the Beneficiary upon our receipt of Due Proof of Death of the Owner during the Accumulation Period (or the first Owner to die if there are Joint Owners).

●	Protection from Outliving your Income – Your Contract provides you with the opportunity to receive income payments during the Payout Period. Annuitizing your Contract converts your Contract Value into a stream of income which can be based on your life expectancy. Depending upon the type of income benefit option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

Risk Factors

Your Contract also has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

●	Index Interest Crediting Risk – If the Index declines, it may or may not reduce your Contract Value in a Risk Control Account. This depends on the Risk Control Account to which you allocated your Contract Value. Nevertheless, you always assume the investment risk that no Credited Index Interest will be added to your Contract Value at the end of a Contract Year. You also bear the risk that sustained declines in the Index may result in Credited Index Interest not being credited to your Accumulated Value for a prolonged period. If your Contract Value is allocated to the Growth Account, you also assume the risk that we may credit negative Credited Index Interest. This means that Contract Value allocated to the Growth Account will decline. In addition, you assume the risk that the Index Interest Rate Cap, the maximum index interest rate that we may use to determine Credited Index Interest and which is set annually, can be reduced to as little as 1.0%.

Please note that in an increasing interest rate environment, the MVA could reduce the amount received to less than the protection provided by the Index Interest Rate Floor.

●	Loss of Principal Risk – You could lose your investment. Investment in the Growth Account could result in a loss of principal and previously credited interest. Although investment losses in the Growth Account are subject to an Index Interest Rate Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of the initial Purchase Payment. Withdrawals and surrenders during the Initial Index Period could also result in a loss of previously credited interest or principal even if Index performance has been positive, as a result of Surrender Charges and/or the MVA.

●	Liquidity and Withdrawal Risk – The Contract may not be appropriate for investors who plan to take withdrawals or surrender the Contract. We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are always permitted to take two partial withdrawals from the Contract each Contract Year after Contract Year 1 and to surrender the Contract at any time, a surrender in Contract Year 1 and partial withdrawals and surrenders in Contract Year 2 through the end of the Initial Index Period in excess of the free annual withdrawal amount will be subject to a Surrender Charge and MVA (if applicable). We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

●	Market Risk – The historical performance of the Index should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

For example, the COVID-19 pandemic that began in March 2020 led to significant volatility and negative returns in the financial markets. Such market conditions have impacted the performance of the indexes to which the investment options are linked. Depending on your individual circumstances (e.g., your selected investment options and the timing of any purchase, transfer, or withdrawal), you may experience (perhaps significant) negative returns under the contract as a result. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making transfers or withdrawals, based on your individual circumstances.

The Russian/Ukraine conflict and the resulting responses by the United States and other governments could create economic disruption that results in increased market volatility and present economic uncertainty. The duration of these events and their future impact on the financial markets and global economy, are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the reference Indices and may lead to losses on your investment in the Allocation Options.

●	Risk That We May Eliminate or Substitute an Index – There is no guarantee that the Index will be available during the entire time you own your Contract. We may replace currently available indices if they are discontinued or there is a material change in the calculation of the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. We will not substitute the Index until the new Index has been approved by the insurance department in your state. If we substitute the Index and you do not wish to allocate your contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge and an MVA, which may result in a loss of principal and Credited Index Interest. A surrender of the Contract may also be subject to taxes and tax penalties.

If an Index is substituted in the middle of a Contract Year, we will calculate Index Interest up to the date the first Index terminates. Index Interest will then be calculated from the date the new Index is used until the Contract Anniversary and the two Index Interest amounts will be added together to determine the Credited Index Interest for the Contract Year.

We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See “Addition or Substitution of an Index” for more details.

Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock. The Index does not reflect dividends paid on the stocks comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.

●	Risk Control Account Transfer Restriction – At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. In that event, you may not be able to reallocate your Contract Value between the Secure Account and the Growth Account. See “access to your money – Bailout Provision” for more details.

●	Creditor and Solvency Risk – Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Related to Our Industry,” and “Financial Statements” for additional financial information about the company and the state solvency regulations to which we are subject.

We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the stocks comprising the Index, which may negatively affect the values of the reference Indexes and ultimately cause your Contract to lose value. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

●	No Ownership Rights – You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions.

●	No Affiliation with Index or Underlying Stocks – We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

●	Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

getting started – the Accumulation Period

The Contract is an individual or joint owned, single premium deferred annuity. We describe your rights in your Contract below. Contract language may vary by state. You should review your Contract when it is received. Any material differences in the Contract are due to state variations as disclosed in the Prospectus.

Purchasing a Contract

Effective April 1, 2022, MEMBERS Zone Annuity is no longer available for purchase. For Owners who purchased MEMBERS Zone Annuity Contracts before April 1, 2022, your rights and obligations under your Contract remain unchanged. We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through registered representatives. To start the purchase process, you must submit an application to your registered representative. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your registered representative. Your registered representative will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application from the selling firm or because of delays in determining whether your Contract is suitable to you. Any such delays will affect when we issue your Contract.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRAs”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features such as Credited Index Interest that is locked-in each Contract Year, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free Section 1035 Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible additional tax, on your old contract. There will be a new surrender charge period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

Owner means the owner named in the application or any successor if ownership has been assigned. The Owner names the Annuitant or Joint Annuitants. All rights may be exercised by the Owner subject to the rights of any other Owner and any irrevocably named Beneficiary.

Any change in Owner is subject to our acceptance and we reserve the right to refuse such change on a non-discriminatory basis.

If an Owner who is a natural person dies during the Annuitant’s lifetime, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are Joint Owners, the Death Benefit will become payable after the first Joint Owner dies). If an Owner is not a natural person and the Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your registered representative.

Divorce

In the event of divorce, the former spouse must provide a copy of the divorce decree to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former spouses.

Beneficiary

You name a Beneficiary when you apply for the Contract. At any time before the Payout Date, you may change the Beneficiary by a Written Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Written Request was signed. If there are multiple Owners, each Owner must sign the Written Request. In addition, any irrevocable Beneficiary must sign the Written Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate (if Joint Owners, the surviving Owner will receive the Death Benefit proceeds). Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your registered representative.

Right to Examine

You may cancel your Contract and return it to your registered representative or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid or your Contract Value depending upon the state in which your Contract was issued. However, if your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Generally, you must return your Contract within 10 days of receipt, but some states may permit a longer period for you to return your Contract. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

allocating your Purchase Payment

Purchase Payment

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Our approval is required for a Purchase Payment of $1,000,000 or more. We do not allow any payments under the Contract after the initial Purchase Payment.

Purchase Payment Allocation

You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. You may allocate your Purchase Payment to either or both Risk Control Accounts.

We will only issue the Contract on the 10th and 25th of each month (a “Contract Issue Date”), unless those days fall on a non-Business Day. In that case, we would issue the Contract on the next Business Day. If we receive your Purchase Payment and all necessary paperwork to process your Contract before the Contract Issue Date, we will deposit your Purchase Payment in our General Account. We then will transfer your Purchase Payment, based on the allocation you specified, to the Risk Control Accounts on the Contract Issue Date. Your Purchase Payment will begin to earn Index Interest, if any, only after it has been allocated to a Risk Control Account(s).

automatic rebalance program

Each Contract Anniversary, during the Initial Index Period, we will automatically rebalance your Contract Value among the Risk Control Accounts based on your most recent allocation instructions that we have on file, or the allocation applied on the Contract Issue Date if you have not made any additional allocation change requests. This means, for example, that if your allocation instructions require that 50% of your Contract Value be allocated to the Secure Account and 50% of your Contract Value be allocated to the Growth Account, we will transfer your Contract Values between those Accounts on the Contract Anniversary so that 50% of your Contract Value has been allocated to both the Secure Account and Growth Account following the transfer.

You may change your allocation of Contract Value between the Risk Control Accounts once each Contract Year. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. However, your latest instructions will take effect on the next Contract Anniversary. Your request must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. (See “access to your money – Bailout Provision” for more details.)

contract value

On the Contract Issue Date, your Contract Value equals the Purchase Payment. Each Risk Control Account is established by an allocation of a portion or all of your Purchase Payment to that Account. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the sum of the Risk Control Account Values.

risk control accounts

You may allocate your Purchase Payment to one or both of the two Risk Control Accounts we currently make available, the Secure Account and the Growth Account. We hold reserves for the Index Interest Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Separate Account. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the interest rate calculation methodology, Index Interest Rate Cap, and Index Interest Rate Floor. In the case of a partial withdrawal, surrender, annuitization or death of the Owner that occurs during a Contract Year on a date other than a Contract Anniversary, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account based on the percentage change in the Index from the beginning of the Contract Year to the date of the partial withdrawal, surrender, annuitization or death, as applicable, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor. Please note that the Index does not include dividends paid on the stocks comprising the Index, and therefore does not reflect the full investment performance of the underlying stocks.

We reserve the right to add or substitute the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn.

In the event that we substitute the Index, we will attempt to add a suitable alternative index as a replacement to the Index on the same day that we remove the Index. If we are unable to do so, so that there is a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any Credited Index Interest we may credit your Contract Value for that Contract Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable under the Contract, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor.

After the Initial Index Period, only the Secure Account will be available for the allocation of your Contract Value.

Your Contract Value allocated to a Risk Control Account (“Risk Control Account Value”) equals:

●	Your Risk Control Account Value as of the last Contract Anniversary; plus

●	Any Credited Index Interest applied to Risk Control Account Value during the current Contract Year; minus

●	Gross Withdrawals from your Risk Control Account Value (the sum of all partial withdrawals taken since the last Contract Anniversary, which includes all Surrender Charges and adjusted for any MVA).

Your Risk Control Account Value as of the last Contract Anniversary equals your Risk Control Account Value at the beginning of the current Contract Year.

Interest Rate Calculation Methodology. Each Risk Control Account uses an annual point-to-point interest rate calculation methodology to determine the amount of Credited Index Interest. Under the annual point-to-point method, the Credited Index Interest, if any, is measured based on the percentage change in the Index over a Contract Year, a one-year period. Credited Index Interest is subject to an:

●	Index Interest Rate Cap, which is the maximum rate that we will use in the calculation of Credited Index Interest; and

●	Index Interest Rate Floor, which is the minimum interest rate that we will use in the calculation of Credited Index Interest.

Use of an annual point-to-point interest rate calculation methodology results in Index Interest being calculated at a single point in time. As a result, you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

Credited Index Interest. We calculate Credited Index Interest based on two factors: the Credited Index Interest Rate and your Risk Control Account Value. We calculate Credited Index Interest on each Contract Anniversary and at the time of partial withdrawal, surrender, death and annuitization. Credited Index Interest equals the Credited Index Interest Rate multiplied by your Risk Control Account Value as of the last Contract Anniversary. Examples of how the Credited Index Interest Rate and Credited Index Interest are calculated are set forth on pages 15 and 16 of the Prospectus.

The Credited Index Interest Rate for a Risk Control Account equals:

(A/B) – 1 where:

A = the Adjusted Index Value as of the current date; and

B = the later of the Adjusted Index Value as of the last partial withdrawal taken in the current Contract Year. If no partial withdrawals have been taken in the current Contract Year, this will be equal to the Initial Index Value.

You can find the Credited Index Interest applied to your Contract Value on the annual statement that we will forward to you following your Contract Anniversary. You may also find the Credited Index Interest that has accrued to your Contract Value prior to a Contract Anniversary by calling the Customer Service Center toll-free telephone number (800.798.5500) or by viewing on-line at www.trustage.com/annuity.

Adjusted Index Value. The Adjusted Index Value depends on the Closing Index Value (or the last Adjusted Index Value in the case where one or more partial withdrawals are made in a Contract Year). The Adjusted Index Value is calculated each time Credited Index Interest is calculated. This can be as frequently as daily and occurs on each Contract Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. Closing Index Value for a day on which we calculate Index Interest is the closing value of the Index on that date. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published if you made no partial withdrawals during a Contract Year, we would calculate the Adjusted Index Value as follows:

If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Interest Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Cap).

If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Interest Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

●	Initial Index Value = 1,000

●	Index Interest Rate Cap = 15%

●	Index Interest Rate Floor = -10%

At the time Credited Index Interest is calculated, the Adjusted Index Value will be:

●	Scenario 1: Closing Index Value = 1,200

o	1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 1,150.

●	Scenario 2: Closing Index Value = 850

o	850 is less than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 900.

●	Scenario 3: Closing Index Value = 1,100

o	1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,100.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Interest Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

Setting the Index Interest Rate Cap and the Index Interest Rate Floor. We consider various factors in determining the Index Interest Rate Caps and Index Interest Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Interest Rate Cap and the Index Interest Rate Floor at our sole discretion. We set the Index Interest Rate Cap at the beginning of each Contract Year and guarantee the Index Interest Rate Cap for the duration of the Contract Year. We guarantee the Index Interest Rate Floor for the life of your Contract.

Secure Account

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Secure Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor.

Index Interest Rate Cap for the Secure Account. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year. We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable.

The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

Index Interest Rate Floor for the Secure Account. The Index Interest Rate Floor for the Secure Account is zero. As a result, Credited Index Interest will never be less than zero and your Contract Value in the Secure Account will never be reduced by the application of Credited Index Interest.

Growth Account

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Growth Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor. The Growth Account is not available after the Initial Index Period Expiration Date.

Index Interest Rate Cap for the Growth Account. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year. We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

Index Interest Rate Floor for the Growth Account. The Index Interest Rate Floor for the Growth Account is -10%. This means that your Credited Index Interest could be negative, but it will never be less than -10% regardless of whether the investment performance of the Index during the Contract Year is less than -10%. If the Credited Index Interest is negative, your Contract Value in the Growth Account would be reduced by the application of such negative Credited Index Interest.

The following three examples illustrate how we credit Index Interest to the Secure and Growth Accounts based on different levels of index performance. No withdrawals are assumed to occur under these examples.

Example 1: This example illustrates the calculation of Credited Index Interest when Index performance is greater than the Index Interest Rate Cap and the Index Interest Rate Floor.

Assume the following information:
Prior Contract Anniversary:
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00%

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%

Contract Anniversary:
Closing Index Value:	1,200

The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 20% [(1.200/1.000)-1]. This is greater than the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is set at the cap level. Contract Value allocated to the Secure Account is credited with 4% Index Interest and Contract Value allocated to the Growth Account is credited with 14% Index Interest.

Example 2: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Cap and greater than the Index Interest Rate Floor.

Assume the following information:
Prior Contract Anniversary:
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00%

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%

Contract Anniversary:
Closing Index Value:	1,030

The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 3% [(1.030/1.000)-1]. This is below the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both accounts is equal to the return on the Index. Contract Value allocated to the Secure Account is credited with 3% Index Interest and Contract Value allocated to the Growth Account is credited with 3% Index Interest.

Example 3: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Floor.

Assume the following information:
Prior Contract Anniversary:
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00%

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%

Contract Anniversary:
Closing Index Value:	800

The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is -20% [(800/1.000)-1]. This is below the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is equal to the Index interest Rate Floor for each Risk Control Account. Contract Value allocated to the Secure Account is credited with 0% Index Interest and Contract Value allocated to the Growth Account is credited with -10% Index Interest. This results in negative Credited Index Interest of -$2,500 being applied to the Contract Value in the Growth Account and thus is a decline in the Contract Value allocated to the Growth Account of $2,500. No Credited Index Interest would be applied to Contract Value in the Secure Account and thus the Contract Value in the Secure Account remains unchanged.

The Company retains the right to change the current Index Interest Rate Cap for both the Secure and Growth Accounts at its discretion, subject to the minimum Index Interest Rate Cap of 1.0%. The Company would consider the following factors when determining whether to make such a change:

●	significant changes in derivative, equity and/or fixed income instrument valuations;

●	increases in hedging costs that have a material impact on the Company’s ability to offer the Contract;

●	derivative market changes that materially impact availability and structure of hedging instruments;

●	significant negative fixed income instrument default experience realized by the Company;

●	meaningful changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and

●	material unanticipated Owner experience.

Addition or Substitution of an Index. There is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of an Index is changed substantially, we may substitute a suitable similar broad based U.S. stock market index for the original Index. Examples of such material changes to the Index include, without limitation: a contractual dispute between us and the Index provider, changes that make it impractical or too expensive to purchase derivatives to hedge the Index, or changes that result in significantly different Contract Values or performance. If we substitute an index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn. We will not substitute an index until that index has been approved by the insurance department in your state. The selection criteria for a suitable alternative Index includes the following:

●	A sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Credited Index Interest Rates;

●	The Index should be recognized as a broad based index that tracks the U.S. stock market if it is replacing an index such as the S&P 500 Index; and

●	The publisher of the index must allow the Company to use the index in contract and other materials for a reasonable fee.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in the annual report unless earlier written notice is necessary.

market value adjustment (“MVA”)

If you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Initial Index Period or if you elect an Income Payment Option.

Note:	The MVA will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal and previously credited interest due to the MVA regardless of the Risk Control Account to which you allocated Contract Value. You directly bear the investment risk associated with an MVA. You should carefully consider your income needs before purchasing the Contract.

Purpose of the MVA

The MVA is an adjustment that may be made to the amount you receive in excess of the free annual withdrawal amount if you surrender the Contract during the Initial Index Period or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative. Similarly, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive. The MVA reflects in part the difference between the effective yield of the Constant Maturity Treasury rate, a rate representing the average yield of various Treasury securities, on the Contract Issue Date for a duration equal to the Initial Index Period and the effective yield of the Constant Maturity Treasury rate for a duration equal to the remaining length of the Initial Index Period at the time of surrender or partial withdrawal. In addition, the MVA reflects in part the difference between the effective yield of the BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread, a rate representative of investment grade corporate debt credit spreads in the U.S., on the Contract Issue Date and the effective yield of the BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread at the time of surrender or partial withdrawal. The greater the difference in those effective yields, respectively, the greater the effect the MVA will have. We will increase the amount you will be paid from a partial withdrawal by the amount of any positive MVA, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive MVA. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative MVA, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative MVA.

In general, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index Asset Swap Spread have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal. The Company uses both the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index Asset Swap Spread in determining any MVA since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

The amount of the MVA also reflects in part the Credited Index Interest Rate determined at the time of surrender or partial withdrawal. We use the Credited Index Interest Rate to either decrease or increase the amount of the MVA. If the Credited Index Interest Rate is positive, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will decrease the amount subject to the market value adjustment factor and therefore reduce the amount of any positive or negative MVA. Conversely, if the Credited Index Interest Rate is negative, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative MVA. If the Credited Index Interest Rate is 0%, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will not change the amount subject to the market value adjustment factor and therefore will not change the amount of any positive or negative MVA. If the Index has increased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be positive. If the Index has decreased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be negative.

The MVA helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the date we issue the Contract to the time of a surrender or partial withdrawal.

Application and Waiver

For each Risk Control Account, we will calculate the MVA as of the date we receive your Written Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA.

We will not apply an MVA to:

1.	free annual withdrawal amounts;

2.	Death Benefit proceeds;

3.	partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this Prospectus;

4.	withdrawals under the Bailout Provision;

5.	partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

6.	partial withdrawals or a surrender after the Initial Index Period;

7.	allocation of Contract Value to an Income Payment Option; and

8.	income payments during the Payout Period.

MVA Formula

An MVA is equal to the amount of the partial withdrawal or surrender in excess of the free annual withdrawal amount (W) divided by 1 plus the Credited Index Interest Rate (IIR*) then multiplied by the market value adjustment factor (MVAF) minus 1 or (W/(1+IIR*))x(MVAF -1).

Where:

IIR* = Credited Index Interest Rate equal to (A/B) – 1 where:

A = The Adjusted Index Value; and

B = The Initial Index Value for the current Contract Year.

MVAF = ((1 + I + K)/(1 + J + L)) ^N where:

I = The Constant Maturity Treasury rate for a maturity consistent with the Initial Index Period (shown on your contract data page);

J = The Constant Maturity Treasury rate for a maturity consistent with the remaining length of the Initial Index Period;

(If there is no corresponding maturity of Constant Maturity Treasury rate then the linear interpolation of the Constant Maturity Treasury Rates Index with maturities closest to N will be used to determine I and J.)

K = The BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread as of the Contract Issue Date (shown on your contract data page);

L = The BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread as of the withdrawal date; and

N = The number of years (whole and partial) from the current date until the end of the Initial Index Period.

We determine I based on the Initial Index Period you have chosen. For example, if you choose the 10-year Initial Index Period at issue, then I would correspond to the 10-year Constant Maturity Treasury rate at the time we issue the Contract. We determine J when you take a partial withdrawal or surrender. For example, if you chose the 10-year Initial Index Period at issue and surrender the Contract 2 years into the Initial Index Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Initial Index Period or 8 years (8 = 10 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to N to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the BofA Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread on the previous Business Day.

If the publication of any component of the Market Value Adjustment Indices is discontinued or if the calculation of the Market Value Adjustment Indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.

For examples of how we calculate MVAs, see “appendix a“ to this Prospectus.

surrender value

If you surrender the Contract, you will receive the Surrender Value. The Surrender Value is equal to your Contract Value, less any Surrender Charges (described under the “fees and charges” section below), and adjusted for any MVA.

fees and charges

We assess the following fees and charges under the Contract.

Surrender Charge and MVA

If you surrender the Contract during the Initial Index Period or make a partial withdrawal of your Contract Value during the Initial Index Period, we may assess a Surrender Charge. Surrender Charges offset promotion, distribution expenses, and investment risks borne by the Company. No Surrender Charge is assessed if the full Contract Value is applied to an Income Payment Option.

The amount of the Surrender Charge depends on the Initial Index Period that you have chosen, the length of time you have owned your Contract, and the amount you withdraw. The Surrender Charge amount is computed as a percentage of the amount withdrawn in excess of the free annual withdrawal amount. The Surrender Charge rates are as follows:

5-Year, 6-Year, 7-Year, and 10-Year Initial Index Periods

If You Choose the 5-Year Period:		If You Choose the 6-Year Period:		If You Choose the 7-Year Period:		If You Choose the 10-Year Period:
1	9%	1	9%	1	9%	1	9%
2	9%	2	9%	2	9%	2	9%
3	8%	3	8%	3	8%	3	8%
4	7%	4	7%	4	7%	4	7%
5	6%	5	6%	5	6%	5	6%
6+	0%	6	5%	6	5%	6	5%
		7+	0%	7	4%	7	4%
				8+	0%	8	3%
						9	2%
						10	1%
						11+	0%

It is important to note that we only assess the Surrender Charge and apply an MVA during the Initial Index Period. Therefore, when choosing your Initial Index Period, you should carefully consider the length of time you would be subject to the Surrender Charge and MVA. For more information on the MVA, see “market value adjustment.”

An Initial Index Period should be chosen based on an Owner’s specific investment, liquidity and retirement planning needs. For example, if you would like the potential to earn the highest positive Credited Index Interest under the Contract for as long as possible and do not foresee the need to make withdrawals from the Contract, you may want to consider the 10-Year Initial Index Period and allocate Contract Value to the Growth Account. In general, the Index Interest Rate Cap for either the Secure Account or the Growth Account increases with the duration of the Initial Index Period. In addition, in general, the Index Interest Rate Cap for the Growth Account will exceed the Index Interest Rate Cap for the Secure Account for the same Initial Index Period. Also, it is important to keep in mind that the Growth Account is only available during the Initial Index Period.

Conversely, if you would like the potential to earn positive Credited Index Interest but also want to preserve your Contract Value and foresee the need to make withdrawals in six or more years, you may want to consider the 5-Year Initial Index Period and allocate Contract Value to the Secure Account.

We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any MVA to your withdrawal proceeds. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in “appendix a“ to this Prospectus.

We will not assess the Surrender Charge on:

free annual withdrawal amounts;

Death Benefit proceeds;

partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this Prospectus;

withdrawals under the Bailout Provision;

partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

partial withdrawals or a surrender after the Initial Index Period; and

income payments during the Payout Period.

After the first Contract Anniversary and during the Initial Index Period, we will provide you with a free annual withdrawal amount each year. We also may waive the Surrender Charge in certain circumstances. For information on free annual withdrawals and Surrender Charge waivers, see “access to your money.”

Change of Annuitant Endorsement Charge

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the floors to the Index Interest credited to the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

access to your money

Partial Withdrawals

The Contract may not be appropriate for investors who plan to take withdrawals or surrender the Contract. At any time after the first Contract Anniversary and before the Payout Date you may make two partial withdrawals each Contract Year. To make a partial withdrawal, you must submit a Written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value. If a Written Request in Good Order is received by 3:00 Central Standard Time, it will be processed that day. If a Written Request in Good Order is received after 3:00 Central Standard Time, it will be processed on the next Business Day. We will take the partial withdrawal pro-rata from your Contract Value in the Risk Control Accounts based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office.

Partial withdrawals taken during the Initial Index Period may be subject to Surrender Charges and an MVA (see “fees and charges” and “Market Value Adjustment”). Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal additional tax. You should consult your tax adviser before taking a partial withdrawal. See “federal income tax matters.”

If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.

Free annual withdrawal amount. After the first Contract Anniversary, we will provide you with a free annual withdrawal amount each year during the Initial Index Period. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not assess a Surrender Charge or apply an MVA. The free annual withdrawal amount is deducted from the Contract Value before calculating Surrender Charges or the MVA in the event of a full surrender or a partial withdrawal.

The free annual withdrawal amount for a Contract Year equals 10% of your Contract Value calculated as of the start of the Contract Year. If you make a partial withdrawal of less than the free annual amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year. Partial annuitization will count toward the free annual withdrawal amount.

Waiver of Surrender Charges. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. You may exercise this waiver only once during the time you own the Contract.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.

The conditions that must be met are that:

○	the confinement in a Nursing Home or Hospital is recommended by a Physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where any Annuitant or Owner is confined; and

○	an additional free annual withdrawal amount request, accompanied by written proof of confinement and the Physician’s recommendation, is received by us no later than 90 days following the date that the qualifying confinement has ended.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less. As proof, we may require a determination of the terminal illness. Such determination must be signed by the physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

Please see your Contract for more information.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

At any time before the Payout Date and before the death of the Owner, you may surrender your Contract for the Surrender Value described above in “surrender value.” If a Written Request in Good Order is received by 3:00 Central Standard Time, it will be processed that day. If a Written Request in Good Order is received after 3:00 Central Standard Time, it will be processed on the next Business Day.

To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and a MVA may apply to your Contract surrender. See “market value adjustment” and “fees and charges.” A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal tax. You should consult a tax adviser before requesting a surrender. See “federal income tax matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply credit fixed rate of interest to the deferred payments, if required by state law.

Bailout Provision

We will set a bailout rate for each Risk Control Account. The Secure Account option will have a bailout rate and there will be a separate bailout rate for the Growth Account option. The bailout rates will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. The Bailout Provision allows you to make a withdrawal of the Contract Value attributable to a Risk Control Account without incurring any Surrender Charge and without the application of any MVA. Specifically, if the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following the Contract Anniversary. We must receive your Written Request for a withdrawal of Contract Value under the Bailout Provision in Good Order during the 30-day period following the Contract Anniversary. With respect to such withdrawal, your Contract Value will be reduced by the amount of the withdrawal. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account.

Withdrawals taken under the Bailout Provision may have tax consequences. The tax treatment of a withdrawal under the Bailout Provision depends on whether the Contract is a Non-Qualified Contract or a Qualified Contract. Generally, for a withdrawal from a Non-Qualified Contract, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner’s investment in the Contract. If the Contract is a Qualified Contract, a portion of the withdrawal is taxable as ordinary income, based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. If taken prior to age 59½, a withdrawal from either a Non-Qualified or a Qualified Contract may be subject to an additional 10% federal tax penalty. See discussion of “Withdrawals” and “Additional Tax on Certain Withdrawals” under “Federal Income Tax Matters.”

death benefit

Death of the Owner

If the Owner dies before the Payout Date (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Due Proof of Death of the Owner while the Contract is in force;

●	our claim form from each Beneficiary, properly completed; and

●	any other documents we require.

The Death Benefit will equal your Contract Value adjusted for the application of any Credited Index Interest on the date we receive Due Proof of Death. If we receive Due Proof of Death by 3:00 Central Standard Time, we will determine the amount of the Death Benefit as of that day. If we receive Due Proof of Death after 3:00 Central Standard Time, we will determine the amount of the Death Benefit as of the next Business Day.

No Surrender Charges or MVA will apply to the Death Benefit.

NOTE: In the event of the death of the Contract Owner during or after the Initial Index Period, Index Interest will be calculated for the period from the Contract Anniversary until the day we receive Due Proof of Death. The Index Interest Rate Floor and Index Interest Rate Cap will be used in calculating the Index Interest. If a Contract Anniversary occurs after death and during the period we are waiting to receive Due Proof of Death, the proceeds will remain in the Index Interest Accounts and credited with Index Interest (subject to applicable caps and floors) up to the date we receive Due Proof of Death.

Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable. If a payment option is not elected within 60 days following receipt of Due Proof of Death, the proceeds will be paid in a single lump sum payment.

Death of Annuitant While the Owner is Living

If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant, until and unless we receive notice. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.

If the Owner is not a natural person and any Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary.

Death Benefit Payment Options

The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

●	Spouses – If the sole Beneficiary is the surviving spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving spouse, this provision may not be used again, even if that surviving spouse remarries. In that case, the rules for non-spouses will apply. A surviving spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payment Option, or receive the Death Benefit proceeds within five years of the date of the Owner’s death.

●	Non-Spouses – If the Beneficiary is not the surviving spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

●	Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;

●	Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payment Options. Payments under an Income Payment Option must begin within 1 year of the Owner’s death and must not extend beyond a period certain equal to the Beneficiary’s life expectancy; or

●	Receive the Death Benefit within five years of the date of the Owner’s death.

Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified Contracts.

Other minimum distribution rules apply to Qualified Contracts.

Death of Owner or Annuitant After the Payout Date

If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Income Payment Option in effect.

If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Income Payment Option in effect.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. The distribution of annuity contracts to the state abandoned property division is subject to tax information reporting, federal income tax withholding and state income tax withholding, where applicable. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

income payments – the Payout Period

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the Age of the oldest Joint Annuitant. For Contracts sold in the state of California, the Payout Date begins one month after the Contract Anniversary of the Initial Index Period. Please refer to the data page of your Contract for details.

You may change the Payout Date by sending a Written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; and (iii) the requested Payout Date is at least two years after the Contract Issue Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant’s 95th birthday or the original Payout Date.

Terms of Income Payments

We use fixed rates of interest to determine the amount of income payments payable under the Income Payment Options. Income payments will vary; however, depending on the number of Annuitants living on the Payout Date. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or MVA to income payments.

If there is one Annuitant living on the Payout Date, we will apply your Contract Value to provide for a Life Income Option with a 10-Year Guaranteed Period Certain, unless you have elected an Income Payment Option before the Payout Date or we are otherwise required under the Internal Revenue Code. If there are two Annuitants living on the Payout Date, we will apply your Contract Value to a Joint and Last Survivor Life Income Option with a 10-Year Guaranteed Period Certain unless you have elected an Income Payment Option before the Payout Date. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under “income payment options” below.

We will make the first income payment on the Payout Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payment Option. We may require proof from time to time that this condition has been met.

income payment options

Election of an Income Payment Option

You and/or the Beneficiary may elect to receive one of the Income Payment Options described under “Options” below. The Income Payment Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payment Option must be made by Written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20.

We will make income payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not specify an Income Payment Option in your application, the default payment option will be Option 2 – Life Income Option with a 10-year guaranteed period. You may change this payment option any time before payments begin on the Payout Date.

Options

We offer the following Income Payment Options.

Option 1 -- Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

Option 2 -- Life Income Option -- Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used. The guaranteed periods are 0 (life income only), 5, 10, 15, or 20 years. If a guaranteed period of 0 years (life income only) has been selected and the Annuitant dies before the date the first income payment is made, no income payments would be paid.

Option 3 -- Joint and Last Survivor Life Income Option with 10 Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

The options described above may not be offered in all states. Further, we may offer other Income Payment Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization. Partial annuitization will count toward the free annual withdrawal amount. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

federal income tax matters

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special tax treatment under the Internal Revenue Code, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements. We intend to review such provisions and modify them, if necessary, to comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you should discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Additional Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be an imposed federal additional tax equal to ten percent of the amount treated as income. In general, however, there is no additional tax on distributions if they are:

●	made on or after the taxpayer reaches age 59½;

●	made on or after the death of an Owner;

●	attributable to the taxpayer’s becoming disabled; or

●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Partial Annuitization. Under a tax provision enacted in 2010, if part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. The payment options under the Contract are intended to qualify for this “partial annuitization” treatment. Please consult a tax advisor if you are considering a partial annuitization.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Transfers, Assignments or Exchanges of the Contract. A transfer or assignment of ownership of the Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of the Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability and state income tax liability, where applicable. Recipients can generally elect not to have tax withheld from distributions. Certain limitations may apply that are not discussed herein. An Owner contemplating an election not to have withholding, should consult a tax advisor as to the tax consequences.

“Eligible rollover distributions” from section 401(a), 403(b), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee’ spouse or former spouse as Beneficiary or alternate Payee) from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as Beneficiary or alternative Payee)the employee chooses a “direct rollover” from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse Beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This contract is available as a Qualified Contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% additional tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% additional tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% additional tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Section 457 Plans, while not actually a qualified plan as that term is normally used, permits individuals to deferred compensation with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. The required beginning date for these distributions is based on your applicable age as defined in the tax law. You should refer to your Contract, retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Required Minimum Distributions. If distributions from your IRA are made in the form of an annuity, and the annuity payments in a year exceed the amount that would be required to be distributed for the year under the rules for non-annuitized contracts (determined by treating the IRA’s account balance as including the value of the annuity), the excess can be counted towards satisfying the required minimum distribution with respect to any non-annuitized account balance in your IRA(s). You should consult a tax adviser for if you want to use this special rule.

Effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. Consult a tax advisor.

If you fail to take your full RMD for a year, you will be subject to a 25% excise tax on any shortfall. This excise tax is reduced to 10% if a distribution of the shortfall is made within two years and prior to the date the excise tax is assessed or imposed by the IRS. If you fail to take your full RMD for a year, you should consult with a tax adviser for more information.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability and state income tax liability, where applicable. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. Certain limitations may apply that are not discussed herein. An Owner contemplating an election not to have withholding, should consult a tax advisor as to the tax consequences.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. The federal estate tax, gift tax and GST tax exemptions and maximum rates may each be adjusted.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

other information

Distribution

Effective April 1, 2022, MEMBERS Zone Annuity is no longer available for purchase. For Owners who purchased MEMBERS Zone Annuity Contracts before April 1, 2022, your rights and obligations under your Contract remain unchanged. We have entered into a distribution agreement with our affiliate, CBSI for the distribution of the Contract.

We and CBSI enter into selling agreements with other broker-dealers (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Contracts are sold by registered representatives of the Selling Broker-Dealers (the “Selling Agents”). In those states where the Contract may be lawfully sold, the Selling Agents are licensed as insurance agents by applicable state insurance authorities and are appointed as our insurance agents. CBSI also offered securities to customers through CBSI registered representatives until May 2022. Through an agreement between LPL Financial (“LPL”) and CBSI, the majority of these former CBSI registered representatives, which primarily include employees of CBSI’s affiliates or the credit union where their FINRA registered branch is located, registered with LPL. LPL is one of the Selling Broker-Dealers. CBSI receives compensation from LPL for sales by certain LPL registered representatives pursuant to networking agreements with various credit unions, LPL and CBSI.

We and/or CBSI pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through fees and charges imposed under the Contract.

Cyber Security

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting us, CBSI, and intermediaries may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, impact our ability to calculate Credited Index Interest, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. The risk of cyber-attacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). There can be no assurance that we or CBSI will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth or gender is misstated, we will adjust the income payments under this Contract to be equal to the payout amount the Contract would have purchased based on the Annuitant’s correct date of birth and/or gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state of issue. The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the Contract Value, Surrender Value, withdrawals made since the last report and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Householding

To reduce service expenses, the Company may send only one copy of certain mailings and reports per household, regardless of the number of contract owners at the household. However, you may obtain additional copies upon request to the Company. If you have questions, please call us at 1.800.798.5500, Monday through Friday, 7:30 a.m. to 6:00 p.m., Central Time.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

Corporate History of the Company

MEMBERS Life Insurance Company

We are a direct wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.) which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

The Company is authorized to sell life, health, and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2019, approximately 60%, 25% and 5% of the premiums paid under policies issued by the Company were generated in Michigan, Texas and California, respectively. No other state accounts for more than 5% of the premiums paid under policies issued by the Company for the year ended December 31, 2019. In 2019, approximately 7% of annuity contract sales were generated in Pennsylvania, 6% were in Michigan and Wisconsin, and 5% were in Texas, Iowa and Florida. No other state accounts for more than 5% of annuity contract sales. As of December 31, 2019, we had more than $4,538 million in assets and we had more than $72,193 million of life insurance in force.

In August 2013, the Company began issuing this Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity” contract. In December 2018, the Company began issuing a flexible premium deferred variable and index linked annuity contract under the name “TruStage™ Horizon II Annuity” contract. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name TruStage™ Zone Income Annuity. These annuity contracts account for all of the new sales of the Company. The Company also serves existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin, and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”). Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state.

The Insurance Department has identified the Accounting Practices and Procedures Manual as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the Insurance Department.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, including annuity contracts, as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all business issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to TruStage™ Horizon II Annuity contracts. On August 19, 2019, we entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to TruStage™ Zone Income Annuity. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

potential risk factors that may affect our business and our future results

(to be updated by amendment)

Risks Related to Global Capital Markets, Economy, Competition, and Events Outside Our Control

We are vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere are subject to volatility and disruption. Factors including the COVID-19 pandemic, civil unrest, availability and cost of credit, geopolitical issues and trade disputes have contributed to increased volatility in worldwide capital and equity markets. These global factors also could impact business and consumer confidence and may lead to economic uncertainty, stay-at-home orders, and business shutdowns, thereby causing a slowdown in economic activity. Changes in interest rates and credit spreads could result in fluctuations in the income derived from our investments and could cause a material adverse effect on our business, financial condition, results of operations and cash flows. General economic conditions could also adversely affect the Company by impacting consumer by driving decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds, which would adversely affect our business.

Any economic downturn or market disruption could negatively impact our ability to invest our funds. Specifically:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected. The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life. Without sufficient liquidity to pay our policyholder benefits and operating expenses, we could be forced to further limit our operations and our business could suffer.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats. In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control.

The failure to understand and respond effectively to the risks associated with global climate change could adversely affect our achievement of our long-term strategy.

Global climate change could pose a systemic risk to the financial system. Global climate change could increase the frequency and severity of weather-related disasters and pandemics. Efforts to reduce greenhouse gas emissions and limit global warming could impact global investment asset valuations. There is also a risk that some asset sectors could face significantly higher costs and an adjustment to asset values leading to an adverse impact on the value and future performance of investment assets as a result of global climate change and regulatory or other responses, including changing preferences of investment managers and investors and their evaluation of associated risk. Climate change could also impact other counterparties, including reinsurers and derivatives counterparties. A failure to identify and address these global climate issues could cause a material adverse effect on the achievement of our business objectives.

The duration of the COVID-19 pandemic, development of variant strains of the virus, and actions taken by governmental authorities in response to the continued pandemic may adversely impact our business, financial condition, results of operations and cash flows.

We continue to closely monitor developments related to COVID-19. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition and cash flows will depend on future developments, which remain uncertain, including the efficacy of vaccines and effective long-term treatments against variant strains of COVID-19. We are also unable to predict the duration and effectiveness of governmental and regulatory actions taken to contain the variant strains or the impact of future laws, regulations or restrictions on our business. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

We operate in a highly competitive industry, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We face competition from companies that are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Risks Related to Regulation

Our business is heavily regulated, which impacts our profitability and growth.

Our business is subject to extensive and potentially conflicting state and federal tax, securities, insurance and employee benefit plan laws and regulations in the jurisdictions in which we operate. These laws and regulations are complex and subject to change, which could have an unknown or adverse impact on us. Moreover, these laws and regulations are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, banking regulators, the U.S. Department of Labor, the United States Department of Justice, the U.S. Internal Revenue Service, and state attorneys general, each of which exercises a degree of interpretive latitude. We are also subject to the laws and regulations from state insurance regulators and the National Association of Insurance Commissioners (“NAIC”), who regularly re-examine existing laws and regulations applicable to insurance companies and their products. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business.

Governmental initiatives intended to improve global and local economies may not be effective and may be accompanied by other initiatives that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

Regulatory authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The application of, or changes in, state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business.

For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. Among other things, Dodd-Frank imposes a comprehensive regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. As a result, certain of the Company’s derivatives operations are subject to, among other things, recordkeeping, reporting and documentation requirements and clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). The Margin Rules imposed phased-in requirements for the Company to exchange variation margin with its derivatives counterparties that are Swap Entities, and it may be required to exchange initial margin with such counterparties.

Dodd-Frank also established various oversight regimes that impact our business:

●	The Federal Insurance Office (“FIO”) under the U.S. Treasury Department is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.”
●	The Financial Stability Oversight Council (the “FSOC”) is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is a systematically important financial institution (“SIFI”) and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. The Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance that it will not do so in the future.

●	Title II of Dodd-Frank provides that the Federal Deposit Insurance Corporation (“FDIC”), under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.
●	The Consumer Financial Protection Bureau (“CFPB”) is an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers. In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area.

Many of Dodd-Frank’s requirements could have adverse consequences for the financial services industry, including for the Company. Dodd-Frank could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted Regulation Best Interest (“Regulation BI”), which generally went effective on June 30, 2020. Among other things, Regulation BI imposes a “best interest” standard of care on broker-dealers making recommendations to their customers of securities transactions. The changes under Regulation BI could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. It remains unclear whether or to what extent Regulation BI, and the evolving nature of the enforcement and interpretation of the rules by the SEC, could ultimately affect distribution partners’ willingness to recommend our insurance products.

Various states are also developing rules raising the standard of care owed by insurance agents to their customers. For example, in February 2020, the NAIC adopted a model rule requiring a “best interest” standard of care in connection with sales of annuity products. Some state insurance regulators have adopted the NAIC model, or their own regulations that may impose similar obligations as the NAIC’s model. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Risks Related to Regulatory Investigations and Litigation

We face risks relating to legal and regulatory investigations and litigation, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Litigation and actions, inquiries and investigations by governmental authorities and regulators are inherently unpredictable, and a substantial legal liability or a significant regulatory action against us could have a material adverse effect on our business, financial condition or results of operations, including requiring significant time and expense. Moreover, even if we ultimately prevail in any litigation or any action or investigation by governmental authorities or regulators, we could suffer significant reputational harm.

management’s discussion and analysis of financial condition and results of operations

(to be updated by amendment)

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2022 and December 31, 2021; our results of operations for the years ended December 31, 2022, 2021 and 2020; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

The following discussion covers the year ended December 31, 2022 and year ended December 31, 2021. Please see the discussion that follows for a more detailed analysis of the fluctuations. Our comparative analysis of 2021 and the year ended December 31, 2020 is included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form S-1 for the fiscal year ended December 31, 2021 filed with the SEC on April 6, 2022.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent, CMFG Life, or CUNA Mutual Holding Company (“CM Holding”), our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

For a detailed discussion of these and other factors that might affect our performance, see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

The Company is a direct wholly-owned subsidiary of CMFG Life. The Company’s ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On February 17, 2012, the Company amended and restated the Company’s Articles of Incorporation to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. All life and health premiums of the Company are generated in the United States with a significant portion in Texas, Michigan, Georgia, California, Florida and Pennsylvania. No other state represents more than 5% of the Company’s premiums for any year in the three years ended December 31, 2022. All annuity premium deposits of the Company are received in the United States with a significant portion in Pennsylvania, Florida, North Carolina, California, Wisconsin and Michigan. No other state represents more than 5% of the Company’s premium deposits for any year in the three years ended December 31, 2022. Premiums for life and health products are related to the Company’s legacy products and the whole life product introduced in 2021. Premium deposits on annuities are related to the Company’s annuity contracts including MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, TruStage™ Horizon II Annuity, TruStage™ Zone Income Annuity and TruStage™ ZoneChoice Annuity (collectively, the “Registered Index Annuities”).

As of December 31, 2022 and 2021, the Company had more than $346,000 and $387,000 in assets and more than $681,000 and $376,000 of life insurance in force, respectively.

The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. In May 2022, CMFG Life discontinued offering securities to customers through managed agents. The majority of these former managed agents, which primarily include employees of CMFG Life or the credit union where their FINRA registered branch is located, registered with LPL through an agreement with CBSI. LPL is one of the Selling Broker-Dealers.;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of LPL as described previously; and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

The Company has entered into reinsurance agreements to cede to CMFG Life 100% of the business related to the Registered Index Annuities and all insurance policies in force. These agreements do not relieve the Company of the Company’s obligations to the Company’s policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

Prior to 2021, the Company only serviced existing closed blocks of individual and group life policies which were 100% ceded to CMFG Life. In 2021, the Company began selling a whole life policy under the name TruStage Advantage Whole Life (“TAWL”). The Company distributes TAWL through unaffiliated broker-dealers which also represent other insurance companies and contracts with the Company to offer its whole life product through the broker-dealer’s distribution channels. In 2021, the Company entered into a reinsurance agreement to cede 100% of the premium, expenses and benefits of TAWL to CMFG Life.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Summary of Significant Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor the Company’s accounting policies. The following summary of the Company’s critical accounting policies is intended to enhance the assessment of the Company’s financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates – The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments – Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value – Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.
●

Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes (I) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2022.

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$45,855	$42,116	$-	$42,116	-
Cash equivalents	42,915	42,915	42,915	-	-
Separate account assets	229,659	229,659	-	229,659	-
Financial instruments recorded as liabilities:
Separate account liabilities	229,659	229,659	-	229,659	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2021.

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$27,450	$28,961	$-	$27,961	$1,000
Cash equivalents	37,939	37,939	37,939	-	-
Separate account assets	294,305	294,305	-	294,305
Financial instruments recorded as liabilities:
Separate account liabilities	294,305	294,305	-	294,305	-

The carrying amounts for accrued net investment income, and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

Other-Than-Temporary Investment Impairments - Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities primarily based on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond or note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2022 and 2021. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life, which is a related party, is the only reinsurer and there is no concern of default on reinsurance receivable balances as CMFG Life is highly rated and well capitalized.

The Company entered into coinsurance and modified coinsurance agreements with our affiliate, CMFG Life, to cede 100% of our life, accident and health and annuity business as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company entered into the agreements for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

Separate Accounts - The Company issues Registered Index Annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable and index-linked deferred annuities are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index-linked deferred annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable and index-linked deferred annuity separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2022 and 2021.

CMFG Life, on behalf of the Company, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year.

Policy and Contract Claim Reserves - Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves - Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method basis dependent on product type and issue date using the applicable mortality table.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the regulator of the Company’s state of domicile (“Insurance Department”).

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Method (“VM”) 21 for equity indexed annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value. The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts - The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Income Tax - Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Statutory Valuation Reserves - The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The Asset Valuation Reserve (“AVR”) is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities - The Company issues the Registered Index Annuities on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of these pending customer funds, which are released from other liabilities when the policy is issued.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies. The Company began marketing and distributing, through a third party, TAWL contracts in 2021 and since has expanded using other third party distributors. The Company provides the Registered Index Annuities throughout the United States except in New York. The Company began marketing and distributing the TruStage™ ZoneChoice Annuity contract in 2021.

The Company cedes 100% of our insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, the reinsurance agreements transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2022 and 2021

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income, were $160,907 and $202,540 for the years ended December 31, 2022, and 2021, respectively. The decrease in total revenues in 2022 as compared to 2021, was primarily due to a decrease in other income, as described below. Total net investment income was $1,679 and $748 for the years ended December 31, 2022 and 2021, respectively, which represents an average yield earned of 1.8% and 1.1% for the same periods, respectively. The increase in 2022 as compared to 2021 primarily reflects an increase in the Company’s investments in bonds and notes along with increased rates on these assets. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2022 and 2021 due to the reinsurance agreements as described in the executive summary. The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s Registered Index Annuities, which was $129,562 and $138,109 for the years ended December 31, 2022 and 2021, respectively. All remaining commissions relate to the Company’s life and health products and totaled $33,910 and $30,994 for the years ended December 31, 2022 and 2021, respectively. The Company also records other income related to the modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts. The decrease in 2022 as compared to 2021 is due to a decrease in annuity sales and increased benefit payments, the two primary components of the ceding allowance.

Total benefits and expenses were $159,220 and $201,554 for the years ended December 31, 2022 and 2021, respectively. The decrease in benefits and expenses in 2022 as compared to 2021 was primarily due to a decrease in the aggregate ceding allowance transferred to the separate account related to the decrease in premium and increase in benefit payments as previously discussed regarding other income. Additionally, the Company had a decrease in commission expense due to a decrease in sales of its Registered Index Annuities and the TAWL product. This decrease was partially offset by increases in the Company’s general insurance expenses related to increased sales and production of the Company’s current annuity products along with the Company’s TAWL product, which the Company began selling in 2021. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily employee costs such as wages and benefits, legal and other operating expenses such as rent, insurance and utilities. The increase in these expenses in 2022 as compared to 2021 was primarily due to increased salaries allocated to the Company and marketing costs related to the Company’s existing products and the TAWL product which the Company began selling in 2021.

Federal income tax expense was $1,142 and $1,668 for the years ended December 31, 2022 and 2021, respectively, which represents an effective tax rate of 67.7% and 169.2% for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible IMR amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years. The decrease in 2022 as compared to 2021 was driven mainly by a decrease in tax expense from prior years related to interest on accrued refund claims in 2021. Net income (loss) was $540 and ($703) for the years ended December 31, 2022 and 2021, respectively. The increase in 2022 as compared to 2021 was primarily due to higher net investment income.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. government and agencies, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities, and non-mortgage backed securities. The Company generally holds our bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio was comprised solely of bonds and notes at December 31, 2022 and 2021. The table below presents the carrying value of our total bonds and notes by type at December 31, 2022 and December 31, 2021.

	December 31,
	2022	%	2021	%

U.S. government and agencies	$8,724	19.0%	$8,729	31.8%
Industrial and miscellaneous	27,887	60.8	14,939	54.4
Commercial mortgage-backed securities	625	1.4	1,953	7.1
Residential mortgage-backed securities	3,863	8.4	830	3.0
Non-mortgage asset-backed securities	4,756	10.4	999	3.6

Total bonds and notes	$45,855	100.0%	$27,450	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at December 31, 2022. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$1,998	$1,981
Due after one year through five years	14,611	14,244
Due after five years through ten years	11,278	10,228
Due after ten years	8,724	6,907
Commercial mortgage-backed securities	625	569
Residential mortgage-backed securities	3,863	3,606
Non-mortgage asset-backed securities	4,756	4,581

Total bonds and notes	$45,855	$42,116

At December 31, 2022, the Company owned 37 securities with a fair value of $42,116 in an unrealized loss position. The Company owned 7 industrial and miscellaneous securities and one commercial mortgage-backed security of $1,073 and $229, respectively, in unrealized loss positions greater than twelve months. The aggregate severity of unrealized losses for bonds and notes with a loss period of 12 months or greater is approximately 15.1% of amortized cost. All the securities with unrealized losses as of December 31, 2022 are rated “investment grade” based on having an NAIC rating of 1 or 2. At December 31, 2021, the Company owned six securities with a fair value of $6,658 in an unrealized loss position. The Company owned five industrial and miscellaneous securities and one commercial mortgage-backed security with an unrealized loss of $232 and $37, respectively. All the securities with unrealized losses as of December 31, 2021 are rated “investment grade” based on having an NAIC rating of 1 or 2.

Liquidity and Capital Resources

The Company cedes 100% of the Company’s insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, the agreements do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays the Company a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our capital and surplus, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided $12,641 and $6,842 of net operating cash flow for the years ended December 31, 2022 and 2021, respectively. The Company’s sources of funds include renewal premiums, sales of annuities and investment income. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues Registered Index Annuities contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash but has not issued a contract. The increase in operating cash flow in 2022 as compared to 2021 was primarily due to a decrease in the net transfers to the separate account, a decrease in operating expenses reimbursed to CMFG Life, both offset by decreases in the ceding of premium and the reinsurance commission received from CMFG Life.

Investing activities provided $1,205 and $2,813 of net cash flow for the years ended December 31, 2022 and 2021, respectively. The Company’s main investing activities include the purchase and sale or maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $1,198 and $2,820 in 2022 and 2021, respectively. The decrease in bond proceeds from maturities drove the net decrease of cash from investing activities in 2022 as compared to 2021.

The Company’s financing activities provided (used) ($4,799) and $2,660 of net cash flow for the years ended December 31, 2022 and 2021, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The decrease in financing activities in 2022 was primarily due to an increased in the payment of prepaid commissions on the Company’s TAWL product. Total cash provided or (used) for financing activities can vary based upon the timing of deposits received. The Company received $19,680 of securities and related tax benefits as a non-cash capital contribution in 2022 from CMFG Life.

As of December 31, 2022, the Company’s cash requirements were primarily for the payment of benefits, operating expenses as well as settlements with CMFG Life for reinsurance agreements. These liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near-term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward are ceded to CMFG Life and will be invested in high quality investments, those identified by CMFG Life as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet the Company’s long-term cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose.

Statutory Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the Insurance Department. Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company cannot pay stockholder dividends in 2023 without regulatory approval.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At December 31, 2022 and 2021, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. Additionally, the Company is allocated a certain portion of the total compensation of each of the Company’s executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $79,869 and $67,119 for these expenses for the years ended December 31, 2022 and 2021, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2022.

Estimated Future Claim and Benefit Payments

Due in one year or less	$7,557
Due after one year through three years	22,349
Due after three years through five years	15,800
Due after five years	181,967

Total estimated payments	$227,673

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements. Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2022, the Company’s fixed bonds and notes securities investment portfolio consisted of U.S. government and agencies, industrial and miscellaneous, residential mortgage-backed securities, commercial mortgage-backed securities and other non-mortgage asset-backed securities with statement values of $8,724, $27,887, $625, $3,863 and $4,756, respectively, and has an average duration of 9.11 years.

The Company’s business is highly dependent upon the effective operation of our computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

management

(to be updated by amendment)

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	59	President and Director

Paul D. Barbato	46	Secretary and Director

Brian J. Borakove	44	Treasurer

Jennifer M. Kraus-Florin	49	Director

William Karls	52	Director

Abigail R. Rodriguez	40	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as Executive Vice President-Chief Experience Officer for CMFG Life since 2021. He served as the Senior Vice President of Wealth Management for CMFG Life where he led overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 31 years. He brings more than 29 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012, and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts, from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island, from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Jennifer M. Kraus-Florin has been a director of the Company since May 12, 2023.  She also serves as Vice President, Associate General Counsel, and Regulatory and Business Compliance Leader at CMFG Life.  Ms. Kraus-Florin previously served as Associate General Counsel from 2015- 2022, and Lead Counsel from 2012-2015.  Before joining the Company, Ms. Kraus-Florin was Compliance Officer, and Associate General Counsel with American General Life Insurance Company in Houston, Texas.  Ms. Kraus-Florin was Associate Attorney with Foley & Lardner LLP from 2001-2008.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions

It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; or

•	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

•	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

•	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).

•	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions

Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. These coinsurance agreements include the MEMBERS Zone Annuity Contracts. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Variable Annuity. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to TruStage™ Horizon II Annuity contracts.

These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets.  MCA, which is 100% owned by CUNA Mutual Investment Company, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding of the board of directors to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Karls, Copeland, Ms. Kraus-Florin and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation

We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Jennifer M. Kraus-Florin, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.  In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices.  The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices.  We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business.  In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

Important Information about the Index

The Contract is not sponsored, endorsed, sold or promoted by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Contract, nor makes any representation or warranty, express or implied, to the owners of Contract or any member of the public regarding the Contract or the advisability of investing in the Contract, particularly the ability of the (“Indices”) to track performance of any market or strategy. BofA Merrill Lynch’s only relationship to MEMBERS Life Insurance Company (“Licensee”) is the licensing of certain trademarks and trade names and indices or components thereof.  The Indices are determined, composed and calculated by BofA Merrill Lynch without regard to the Licensee or the Contract or its holders. BofA Merrill Lynch has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Contract to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN.  BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN.  BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The BofA Merrill Lynch Marks are trademarks of Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and have been licensed for use by Members Life Insurance Company.

The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Contract. S&P has no obligation to take the needs of the Company or the owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Product or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

financial statements

(to be updated by amendment)

appendix a: examples of Partial Withdrawals and Full Surrender with Application of Surrender Charge and Market Value Adjustment

Example 1 – Partial Withdrawal with a Negative Market Value Adjustment (“MVA”)

Assume the following information at the last Contract Anniversary:

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Total Contract Value = $100,000

10-Year Initial Index Period

I = 10-Year Constant Maturity Treasury Rate = 3.50%

K = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 1.00%

Assume the following information at the time of partial withdrawal 1.5 years after the Contract Issue Date:

Gross partial withdrawal = $50,000.00

Closing S&P 500 Index Value = 1,200.00

J = 8.5 Year Constant Maturity Treasury Rate = 4.00%

L = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 1.50%

N = Years Remaining in Initial Index Period = 8.50 Years

Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a negative MVA.

First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($25,000.00) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Secure Account ($25,000.00) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500.00).

Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount (10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount ($10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account by the gross partial withdrawal amount ($50,000.00), which equals $36,572.44.

We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account by the gross partial withdrawal amount ($50,000.00), which equals $13,427.56.

Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to -0.0778.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by -0.0778 which equals a negative MVA of $2,198.25. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by -0.0778 which equals a negative MVA of $732.75. The total MVA applied in connection with the partial withdrawal is a negative MVA of $2,931.00 (-$2,198.25 plus -$732.75).

The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge and MVA. For the Secure Account, that equals $36,572.44 - $2,633.22 - $2,198.25 or $31,740.97. For the Growth Account, that equals $13,427.56 - $966.78 - $732.75 or $11,728.03. The total net partial withdrawal paid the Owner is $43,469.00 ($31,740.97 plus $11,728.03).

The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals $75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the Growth Account, that equals $25,000.00 + $3,500.00 - $13,427.56 or $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

Example 2 – Partial Withdrawal with Positive MVA

Assume the following information at the last Contract Anniversary:

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Total Contract Value = $100,000.00

10-Year Initial Index Period

I = 10-Year Constant Maturity Treasury Rate = 3.50%

K = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 1.00%

Assume the following information at the time of partial withdrawal 1.5 years after the Contract Issue Date:

Gross partial withdrawal = $50,000.00

Closing S&P 500 Index Value = 1,200.00

J = 8.5-Year Constant Maturity Treasury Rate = 3.00%

L = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 0.85%

N = Years Remaining in Initial Index Period = 8.50

Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a positive MVA.

First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Growth Account ($25,000) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Growth Account ($25,000.00) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500.00).

Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account (73.14%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Secure Account ($36,572.44).

We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account (26.86%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Growth Account ($13,427.56).

Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to 0.0545.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by 0.0545 which equals a positive MVA of $1,539.72. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by 0.0545 which equals a positive MVA of $513.24. The total MVA applied in connection with the partial withdrawal is a positive MVA of $2,052.96 ($1,539.72 plus $513.24).

The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge plus the MVA. For the Secure Account, that equals $36,572.44 - $2,633.22 + $1,539.72 or $35,478.94. For the Growth Account, that equals $13,427.56 - $966.78 + $513.24 or $12,974.02. The total net partial withdrawal paid the Owner is $48,452.96 ($35,478.94 plus $12,974.02).

The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals $75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the Growth Account, that equals $25,000 + $3,500.00 - $13,427.56 or $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

Example 3 –Full Surrender of Contract on First Day of Second Contract Year with Negative MVA

Assume the following information at Contract Issue:

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Purchase Payment = $100,000

10-Year Initial Index Period

I = 10-Year Constant Maturity Treasury Rate = 3.50%

K = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 1.00%

Assume at time of first Contract Anniversary:

Closing S&P 500 Index Value = 950.00

The Closing S&P 500 Index Value on the last day of the first Contract Anniversary is equal to the Closing S&P 500 Index Value on the first day of the second Contract Anniversary.

J = 9-Year Constant Maturity Treasury Rate = 4.00%

L = The BofA Merrill Lynch 1-10 Year U.S. Corporate

Constrained Index Asset Swap Spread = 1.50%

N = Years Remaining in Initial Index Period = 9.00

Surrender Charge Percent = 9.00%

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner from each Risk Control Account in connection with a full surrender of the Contract. For purposes of this example, we assume the surrender takes place on the first day of the second Contract Year.

Upon the Contract Anniversary, we calculate and apply Credited Index Interest to each Risk Control Account. The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts in accordance with the Owner’s most recently communicated allocation instructions. First, we determine Credited Index Interest and Contract Value for each Risk Control Account on the Contract Anniversary. With respect to the Secure Account, because the Closing Index Value is less than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Floor, no Credited Index Interest would be credited to Contract Value held in the Secure Account ($75,000). With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Floor and the Closing Index Value is less than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, we would apply Credited Index Interest to Contract Value held in the Growth Account ($25,000). Because the Closing Index Value is less than the Initial Index Value, we will credit negative Credited Index Interest to the Contract Value held in the Growth Account. The negative Credited Index Interest we will credit equals the Contract Value held in the Growth Account ($25,000) multiplied by the Closing Index Value (950) divided by Initial Index Value (1,000) minus 1 or -$1,250.00. We then apply the negative Credited Index Interest (-$1,250.00) to the Contract Value in the Growth Account ($25,000) to determine the Contract Value in the Growth Account on the Contract Anniversary ($23,750).

The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts as noted in the chart below:

Before Rebalancing:

Risk Control Account	Account Value	Percentage
Secure	$75,000.00	75.95%
Growth	$23,750.00	24.05%
Contract Value	$98,750.00	100.00%

After Rebalancing:

Risk Control Account	Account Value	Percentage
Secure	$74,062.50	75.00%	(-$937.50)
Growth	$24,687.50	25.00%	(+$937.50)
Contract Value	$98,750.00	100.00%

Second, we determine the free annual withdrawal amount available in connection with a full surrender from each Risk Control Account at the time of surrender. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($98,750.00) or $9,875.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($74,062.50) by the sum of the Secure Account Value ($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Secure Account ($7,406.25) in connection with the surrender of the Contract.

We follow the same steps in determining the free annual withdrawal amount available from the Growth Account at the time of surrender. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($24,687.50) by the sum of the Secure Account Value ($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Growth Account ($2,468.75).

Third, we determine the amount of the withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Contract Value in the Risk Control Account. For the Secure Account, the Secure Account Value ($74,062.50) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the surrender ($7,406.25) equals $66,656.25. For the Growth Account, the Growth Account Value ($24,687.50) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the surrender ($2,468.75) equals $22,218.75.

Fourth, we determine the amount of the Surrender Charge that would be deducted from the Contract Value in each Risk Control Account. We do this by multiplying the amount of the Contract Value that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the Secure Account Value subject to a Surrender Charge ($66,656.25) multiplied by the Surrender Charge percentage (9%) equals $5,999.06. For the Growth Account, the Growth Account Value subject to a Surrender Charge ($22,218.75) multiplied by the Surrender Charge percentage (9%) equals $1,999.69. The total Surrender Charge deducted in connection with the surrender of the Contract equals $7,998.75 ($5,999.06 plus $1,999.69).

Fifth, we determine the MVA that would be applied to the Contract Value in each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the Contract Value that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to -0.0821.) For the Secure Account, we would divide $66,656.25 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $5,475.42. For the Growth Account, we would divide $22,218.75 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $1,825.14. The total MVA applied in connection with the surrender of the Contract is a negative MVA of $7,300.56 ($5,475.42 plus $1,825.14).

The net amount paid the Owner from the surrender of the Contract from each Risk Control Account equals the Contract Value in the Risk Control Account less the Surrender Charge and the MVA. For the Secure Account, that equals $74,062.50 - $5,999.06 - $5,475.42 or $62,588.02. For the Growth Account, that equals $24,687.50 - $1,999.69 - $1,825.14 or $20,862.67. The total net amount paid the Owner from the surrender of the Contract is $83,450.69 ($62,588.02 plus $20,862.67). Following the surrender of the Contract, there would be no Contract Value remaining under the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows: (to be updated by amendment)

Securities and Exchange Commission Registration Fees	$
Printing and engraving	$
Accounting fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$
TOTAL EXPENSES	$

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Company is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

(1)	(i)	Distribution Agreement dated June 11, 2013. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(ii)	Selling Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(iii)	Distribution Agreement dated September 9, 2013. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed November 27, 2013. (File No. 333-192603)

(iv)	Amended and Restated Distribution Agreement dated as of January 7, 2016. Incorporated herein by reference to the initial filing of the Registration Statement on Form N-4, filed January 29, 2016. (File No. 333-207276)

(3)	(i)	Articles of Incorporation of MEMBERS Life Insurance Company. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed February 6, 2013. (File No. 333-186477)

(ii)	Bylaws. Incorporated herein by reference to the initial filing of the Registration Statement on Form N-4, filed January 29, 2016. (File No. 333-207276)

(4)	(i)	Forms of Contract. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(ii)	Form of Application. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(iii)	Form of Change of Annuitant Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(iv)	Form of Roth IRA Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(v)	Form of IRA Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(vi)	Form of Amendment to Application Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(vii)	Bailout Provision Rider. Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed August 2, 2013. (File No. 333-186477)

(5)	Legality Opinion. (to be updated by amendment)

(10)	Material Contracts

(i)	Coinsurance Agreement dated October 31, 2012. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(ii)	Coinsurance Agreement dated January 1, 2013. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(a)	First Amendment to Coinsurance Agreement dated January 1, 2014. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(b)	Second Amendment to Coinsurance Agreement dated November 18, 2014. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(c)	Third Amendment to Coinsurance Agreement dated March 24, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(d)	Fourth Amendment to Coinsurance Agreement dated August 31, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(e)	Fifth Amendment to Coinsurance Agreement dated December 18, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(f)	Sixth Amendment to Coinsurance Agreement dated October 20, 2017. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(g)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated January 1, 2019. Incorporated herein by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed April 16, 2020 (File No. 333-222172).

(iii)	Amended and Restated Coinsurance Agreement dated February 4, 2021. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2022. (File No. 333-250022).

(a)	Second Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated November 23, 2021. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2022. (File No. 333-250022).

(b)	Third Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated October 10, 2022. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed April 14, 2023. (File No. 333-250022).

(iv)	Cost Sharing Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(a)	Expense Sharing Agreement dated December 31, 2013. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(b)	Amended and Restated Expense Sharing Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

(v)	Investment Advisory Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(a)	Amendment to Investment Advisory Agreement dated January 15, 2014. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603).

(b)	Amended and Restated Investment Advisory Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

(vi)	Procurement and Disbursement and Billing and Collection Services Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(a)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(vii)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

(viii)	Amended and Restated Expense Sharing Agreement dated January 1, 2015. Incorporated herein by reference to Post-Effective Amendment. No 1 to the Registration Statement on Form N-4, filed March 31, 2017. (File No. 333-207276).

(23)	(i)	Consent of Britney Schnathorst (See exhibit 5)

(ii)	Consent of Independent Auditor (to be updated by amendment)

(24)	Powers of Attorney (filed herewith)

(107) Calculation of Filing Fee.(filed herewith)

Item 17. Undertakings.

(A)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin on the 2 day of January, 2024.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on January 2, 2024 in the capacities indicated.

Name	Title	Date

*	President/Director (Principal Executive Officer)	January 2, 2024
David L. Sweitzer

*	Treasurer (Principal Financial & Accounting Officer)	January 2, 2024
Brian J. Borakove

*	Director	January 2, 2024
Jennifer M. Kraus-Florin

*	Director	January 2, 2024
Abigail R. Rodriguez

*	Director	January 2, 2024
William A. Karls

*	Director	January 2, 2024
Paul D. Barbato

* By:	/s/Britney Schnathorst	As Attorney-in-Fact
	Britney Schnathorst	pursuant to powers of attorney

* Pursuant to Power of Attorney dated January 2, 2024, herewith Powers of Attorney, filed as exhibits to this initial filing, filed as exhibits.

Exhibit List

(24)	Powers of Attorney

(107)	Filing Fee Exhibit